Exhibit 99.1

CONTACT:

Tierney Saccavino

(914) 326-5104

tsaccavino@acorda.com

FOR IMMEDIATE RELEASE

Corrected Press Release

Acorda Therapeutics Provides Long-Term Business Plan and Financial Guidance

•  CEO video / Q&A with shareholders on October 28, 2022 to review business plan and ballot items for special meeting of stockholders

PEARL RIVER, NY. – October 27, 2022 – Acorda Therapeutics, Inc. (Nasdaq: ACOR) today provided a detailed, long-term business plan to drive shareholder value and also provided long-term financial guidance.

Acorda has developed a long-term business plan to increase the value of the Company, focused on growing INBRIJA® (levodopa inhalation powder), maximizing AMPYRA® (dalfampridine), and implementing additional operational and manufacturing efficiencies. Due to the recent Alkermes arbitration award, along with continued fiscal discipline, Acorda has substantial liquidity, which the Company expects will allow it to execute on its business plan. Acorda expects to be cash-flow positive in 2023. The outcome of the reverse stock split proposal at the upcoming Special Meeting of Stockholders, scheduled for November 4, 2022, will be a key determinant of Acorda’s strategic alternatives and ability to execute its business plan.

Key Assumptions Underlying Business Plan and Guidance

•	INBRIJA will continue to grow in the U.S.

•	INBRIJA will expand into additional ex-U.S. markets

•	AMPYRA will continue to lose market share, but at a stabilizing rate

•	Acorda’s expectation is to be cash-flow positive in 2023

•	Shareholder approval of reverse stock split proposal; continued Nasdaq listing

INBRIJA

•	The Company believes that INBRIJA has a significant opportunity to expand the market for on-demand treatments

•	INBRIJA currently enjoys a 67% market share within the on-demand treatment class[1]

•	Healthcare professionals report they are generally more comfortable with INBRIJA than apomorphine-based on-demand treatments[2]

•	< 2% of the 380,000 people with Parkinson’s who experience OFF periods are actively on any on-demand treatment[3]

•	Acorda is implementing high-potential initiatives to grow the INBRIJA business

•	Launching new brand campaigns for physicians and people with Parkinson’s

•	Expanding usage of recently launched E-prescribing platform, which removes barriers to prescribing and has increased fulfillment rates

•	Introducing cash-pay option to improve patient access

•	Focusing sales team with a hyper-targeted call strategy

•	Ex-U.S. revenue expected to increase in 2023 and 2024 as Germany launch progresses and additional launches commence in Spain and Latin America

•	Partner discussions are in progress for Asia and additional EU markets

AMPYRA

•	Alkermes arbitration ruling significantly improves operating margins

•	$16.5M cash received October 2022

•	No further royalty payments and ability to find lower-cost supply, which has already been secured

1.	Symphony prescription data Oct 2022
2.	HCP On-Demand Therapy Qual Research Jan 2022
3.	Symphony prescription data Oct 2022
4.	Symphony prescription data April 2022
5.	Policy Reporter
6.	MMIT National Coverage Data Q3 2022

•	$10-$12M savings in 2023 annual cost of goods (based on volume)

•	AMPYRA net sales currently at ~13% of peak sales

•	AMPYRA currently holds ~15% of dalfampridine market[4]

•	Long-term value of the brand expected at ~10% of peak sales through 2027

•	Field team continues to promote the brand

•	~200 health care professionals resumed prescribing AMPYRA in 2022

•	Tenacity of prescribers and patients has resulted in fewer payer restrictions[5]

•	~70% of all covered lives have access to AMPYRA[6]

Financial Guidance

Acorda provided the following long-term financial guidance ranges, assuming successful implementation of the business plan and its key assumptions:

Guidance Ranges in US$M	2022	2023	2024	2025	2026	2027

NET REVENUE
Inbrija US	$27.8 - $28.7	$37.1 - $41.1	$50.1 - $55.3	$59.7 -$65.9	$64.1 - $70.9	$71.4 - $78.9
Inbrija OUS	$2.8 - $2.9	$7.3 - $8.1	$12.0 - $13.2	$22.7 - $25.1	$33.1 - $36.6	$45.0 - $49.7
Inbrija Sales	$30.6 - $31.6	$44.4 - $49.2	$62.1 - $68.5	$82.4 - $91.0	$97.2 - $107.5	$116.4 - $128.6
Ampyra US	$71.4 - $73.6	$64.6 - $71.4	$61.5 - $68.0	$59.5 - $65.8	$57.6 - $63.7	$55.8 - $61.7
Fampyra Royalty	$12.0 - $12.4	$9.5 - $10.5	$8.6 - $9.5	$7.6 - $8.4	$7.6 - $8.4	$6.7 - $7.4
Ampyra Sales	$83.4 - $86.0	$74.1 - $81.9	$70.1 - $77.5	$67.1 - $74.2	$65.2 - $72.1	$62.5 - $69.1
ARCUS Development	$0.0 - $0.0	$1.1 - $1.3	$1.5 - $1.6	$1.5 - $1.6	$1.5 - $1.6	$1.5 - $1.6
Neurelis Royalty	$2.0 - $2.1	$1.7 - $1.9	$0.4 - $0.5	$0.0 - $0.0	$0.0 - $0.0	$0.0 - $0.0
Net Revenue	$116.0 - $119.7	$121.3 - $134.3	$134.1 - $148.1	$151.0 - $166.8	$163.9 - $181.2	$180.4 - $199.3
OPEX	$113.7 - $117.1	$90.0 - $99.4	$90.6 - $100.2	$93.5 - $103.3	$96.3 - $106.4	$99.2 - $109.6
EBITDA	$(13.5) - $(13.9)	$29.0 - $32.1	$40.8 - $45.1	$58.3 - $64.5	$72.1 - $79.7	$89.3 - $98.7
Ending Cash Balance	$43.2 - $44.5	$51.6 - $57.0	$72.8 - $80.4	$102.2 - $113.0	$138.5 - $153.1	$183.5 - $202.8
Cash Flow	$(21.0) - $(21.7)	$9.9 - $11.0	$21.2 - $23.4	$29.4 - $32.5	$36.3 - $40.1	$45.0 - $49.7

CEO Video Q&A Friday, October 28 at 1:00pm ET / 10:00am PT

Acorda will hold a video Q&A with its CEO, Ron Cohen, M.D., on Friday, October 28 at 1:00pm ET / 10:00am PT. The call will review Acorda’s long-term business plan and the items on the ballot for Acorda’s Special Meeting of Shareholders on November 4, 2022. Participants will be able to submit questions to Dr. Cohen, which he will address live.

1.	Symphony prescription data Oct 2022
2.	HCP On-Demand Therapy Qual Research Jan 2022
3.	Symphony prescription data Oct 2022
4.	Symphony prescription data April 2022
5.	Policy Reporter
6.	MMIT National Coverage Data Q3 2022

Video Q&A Participation Instructions

To participate in the video event:

•	Click the link below from a laptop or mobile device. (Mobile device users will be prompted to download the BlueJeans app.)
https://primetime.bluejeans.com/a2m/live-event/rraraavy

•	If prompted, enter the following case-sensitive Event ID: rraraavy

To participate over the phone:

•	Dial 1-800-520-9950 (U.S.: Toll Free)

•	Enter Meeting ID: 4091564#

•	Smartphone users can click on the following link to automatically be connected:
800-520-9950,,, 4091564#

To submit a question:

•	Prior to the Q&A, questions can be emailed to investorrelations@acorda.com.

•	During the live Q&A, questions can be typed into the BlueJeans chat window.

How Shareholders Can Vote:

Stockholders are encouraged to cast your vote promptly FOR the Reverse Split proposal without further delay.

By phone: Call 1-800-967-5051, Monday - Friday 9am - 10pm ET; Saturday 10am - 6pm ET. If you call after hours, leave a message and the call center will call you back the next day.

Online: www.proxyvote.com Please have the control number that was sent to you in the mail.

Mail: Sign, date, and return your proxy card in the postage-paid, stamped envelope provided.

About Acorda Therapeutics

Acorda Therapeutics develops therapies to restore function and improve the lives of people with neurological disorders. INBRIJA® is approved for intermittent treatment of OFF episodes in adults with Parkinson’s disease treated with carbidopa/levodopa. INBRIJA is not to be used by patients who take or have taken a nonselective monoamine oxidase inhibitor such as phenelzine or tranylcypromine within the last two weeks. INBRIJA utilizes Acorda’s innovative ARCUS® pulmonary delivery system, a technology platform designed to deliver medication through inhalation. Acorda also markets the branded AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg.

Forward-Looking Statements

This press release includes forward-looking statements. All statements, other than statements of historical facts, regarding management’s expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including: we may not be able to successfully market AMPYRA, INBRIJA or any other products under development; the COVID-19 pandemic, including related restrictions on in-person interactions and travel, and the potential for illness, quarantines and vaccine mandates affecting our management, employees or consultants or those that work for other companies we rely upon, could have a material adverse effect on our business operations or product sales; our ability to attract and retain key management and other personnel, or maintain access to expert advisors; our ability to raise additional funds to finance our operations, repay outstanding indebtedness or satisfy other obligations, and our ability to control our costs or reduce planned expenditures; risks associated with the trading of our common stock and our credit agreements, including the potential delisting of our common stock from the Nasdaq Global Select Market which would result in a default under the indenture dated as of December 23, 2019 for Acorda’s 6.00% convertible senior secured notes, and could prevent the implementation of our business plan, and the success of actions that we may take, such as a reverse stock split, in order to attempt to maintain such listing and avoid a default; risks related to the successful implementation of our business plan, including the accuracy of its key assumptions; risks related to our corporate restructurings, including our ability to outsource certain operations, realize expected cost savings and maintain the workforce needed

1.	Symphony prescription data Oct 2022
2.	HCP On-Demand Therapy Qual Research Jan 2022
3.	Symphony prescription data Oct 2022
4.	Symphony prescription data April 2022
5.	Policy Reporter
6.	MMIT National Coverage Data Q3 2022

for continued operations; risks associated with complex, regulated manufacturing processes for pharmaceuticals, which could affect whether we have sufficient commercial supply of INBRIJA or AMPYRA to meet market demand; our reliance on third-party manufacturers for the timely production of commercial supplies of INBRIJA and AMPYRA; third-party payers (including governmental agencies) may not reimburse for the use of INBRIJA or AMPYRA at acceptable rates or at all and may impose restrictive prior authorization requirements that limit or block prescriptions; reliance on collaborators and distributors to commercialize INBRIJA and AMPYRA outside the U.S.; our ability to satisfy our obligations to distributors and collaboration partners outside the U.S. relating to commercialization and supply of INBRIJA and AMPYRA; competition for INBRIJA and AMPYRA, including increasing competition and accompanying loss of revenues in the U.S. from generic versions of AMPYRA (dalfampridine) following our loss of patent exclusivity; the ability to realize the benefits anticipated from acquisitions because, among other reasons, acquired development programs are generally subject to all the risks inherent in the drug development process and our knowledge of the risks specifically relevant to acquired programs generally improves over time; the risk of unfavorable results from future studies of INBRIJA (levodopa inhalation powder) or from other research and development programs, or any other acquired or in-licensed programs; the occurrence of adverse safety events with our products; the outcome (by judgment or settlement) and costs of legal, administrative or regulatory proceedings, investigations or inspections, including, without limitation, collective, representative or class-action litigation; failure to protect our intellectual property, to defend against the intellectual property claims of others or to obtain third-party intellectual property licenses needed for the commercialization of our products; and failure to comply with regulatory requirements could result in adverse action by regulatory agencies.

These and other risks are described in greater detail in our filings with the Securities and Exchange Commission. We may not actually achieve the goals or plans described in our forward-looking statements, and investors should not place undue reliance on these statements. Forward-looking statements made in this press release are made only as of the date hereof, and we disclaim any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, except as may be required by law.

The Proxy Statement

On September 22, 2022, the Company filed the Notice of Special Meeting and Proxy Statement (the “Proxy Statement”) and definitive form of proxy card with the United States Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies from the Company’s stockholders. On October 7, 2022, the Company filed a Supplement to the Proxy Statement (the “Supplement”). Investors and stockholders are strongly encouraged to read the Proxy Statement and Supplement, the accompanying proxy card, and other documents filed by the Company in their entirety, as they contain important information.

We urge Stockholders to review the Proxy Statement. Stockholders can obtain copies of the Proxy Statement, Supplement, any other amendments or supplements to the Proxy Statement, and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge on the Investors section of our website at www.acorda.com. You may also obtain additional copies of the Proxy Statement and other proxy solicitation materials by contacting our proxy solicitor, D.F. King & Co., Inc., as directed above.

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1.	Symphony prescription data Oct 2022
2.	HCP On-Demand Therapy Qual Research Jan 2022
3.	Symphony prescription data Oct 2022
4.	Symphony prescription data April 2022
5.	Policy Reporter
6.	MMIT National Coverage Data Q3 2022